Exhibit 10.1

REIN THERAPEUTICS, INC.

12407 N. Mopac Expy., Suite 250, #390

Austin, Texas 78758

April  , 2025

Re:	Inducement Offer to Exercise 2023 Warrant to Purchase Common Stock

Dear Holder:

REIN THERAPEUTICS, INC. (formerly Aileron Therapeutics, Inc.) (the “Company”) is pleased to offer to you the opportunity to exercise for cash the warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued to you on November 2, 2023 (as amended, the “2023 Warrant”) at a reduced exercise price of $1.60 per share of Common Stock, as set forth in an amendment to the 2023 Warrant (the “Warrant Amendment”), in the form attached hereto as Exhibit A, which shall become effective upon the terms set forth herein and therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the 2023 Warrant.

You may accept this offer only by delivery of (a)(i) an executed counterpart signature to this letter agreement and (ii) an executed Exercise Notice for the 2023 Warrant, the form of which is attached hereto as Exhibit B, in each case to be delivered to the Company on or before 4:00 p.m. on April  , 2025 and (b) delivery of the payment for the cash exercise price of the 2023 Warrants on or before April  , 2025. Settlement of the shares of Common Stock issuable upon exercise of the 2023 Warrant shall be in accordance with the procedures set forth in Section 1(a) of the 2023 Warrant. If you fail to deliver any of your counterpart signature page to this letter agreement, your executed Exercise Notice or the payment for the cash exercise price on a timely basis as provided herein, this offer will be deemed to be withdrawn and the Company shall have no obligation to deliver any shares of Common Stock to you upon exercise of the warrant at the reduced exercise price offered hereby.

You acknowledge and the Company agrees that on or before 9:30 a.m., Eastern Time, on the business day following the execution of this letter agreement, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the form of letter agreement as an exhibit thereto. From and after the issuance of such press release or filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company regarding the exercise of the 2023 Warrant. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the exercise of the 2023 Warrant, whether written or oral, between the Company and you shall terminate.

This letter agreement, and any action or proceeding arising out of or relating to this letter agreement, shall be exclusively governed by the laws of the State of New York.

In the event that any part of this letter agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this letter agreement shall remain in full force and effect. In such an event, you and the Company shall endeavor in good faith negotiations to modify this letter agreement so as to affect the original intent of the parties as closely as possible.

This letter agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Each of the undersigned parties hereto acknowledge and agree that this letter agreement may be executed by electronic signature, which shall have the same legal force and effect as a handwritten signature.

[Signature Page Follows]

REIN THERAPEUTICS, INC.

By:
Name:	Brian Windsor, Ph.D.
Title:	President and Chief Executive Officer

[Inducement Letter Signature Page]

Accepted and Agreed to:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

DTC Instructions for Delivery of Shares

Number of shares:

DTC number:

Account name:

Account number:

Exhibit A

Form of Warrant Amendment

AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

This AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) is entered into as of April __, 2025.

WHEREAS, the Holder (as defined in the Letter Agreement defined below) is a holder of a Warrant to Purchase Common Stock issued on November 2, 2023 (the “Warrant”) to purchase shares of common stock of Rein Therapeutics, Inc. (formerly Aileron Therapeutics, Inc (the “Company), par value $0.001 per share (the “Common Stock”);

WHEREAS, the Company and the Holder entered into a letter agreement providing for a reduction in Exercise Price of the Warrant under the terms and subject to the conditions therein (the “Letter Agreement”); and

WHEREAS, the Letter Agreement, as agreed to by the Company and the Holder, provides for this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1. Amendment to “Exercise Price”. From the time of execution of the Letter Agreement by the Company and the Holder and until 4:00 p.m. on April 24, 2025, the Exercise Price as defined in Section 1(b) of the Warrant shall mean $1.60 per share, subject to adjustment as provided therein.

2. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Warrant are and shall remain in full force and effect and are hereby ratified and confirmed. To the extent any term or provision of this Amendment may be deemed expressly inconsistent with any term of provision in the Warrant, the terms and provisions of this Amendment shall control. On and after the date set forth above, each reference in the Warrant to “this Warrant,” “the Warrant,” “hereunder,” hereof,” “herein” or words of like import, and each reference to the Warrant in any other agreements, documents or instruments will mean and be a reference to the Warrant as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

REIN THERAPEUTICS, INC.

By:
Name:	Brian Windsor, Ph.D.
Title:	President and Chief Executive Officer

Exhibit B

Exercise Notice

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

Rein Therapeutics, Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Rein Therapeutics, Inc., a company organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a Cash Exercise with respect to _________________ Warrant Shares.

2. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant on or before April 24, 2025.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________, ______

Name of Registered Holder

By:
Name:
Title: